UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 23, 2011 (September 21, 2011)

______________________________

FIRST CITIZENS BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Tennessee	0-11709	62-1180360
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 370 One First Citizens Place Dyersburg, Tennessee	38024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code    (731) 285-4410

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

          Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 21, 2011, the Board of Directors of First Citizens Bancshares, Inc. (the “Company”) elected Judy Long to serve as a director of the Company, filling the vacancy resulting from the death of Stallings Lipford.  Ms. Long’s term will expire in 2013.

On September 21, 2011, the Corporate Governance/Nomination/Compensation Committee of the Board of Directors of the Company approved an Employment Agreement among the Company, First Citizens National Bank and Chairman Katie Winchester (the “Employment Agreement”). The Employment Agreement will be effective as of January 1, 2012 and renewable annually, and upon effectiveness, the existing employment agreement between the Company and Ms. Winchester will terminate.  The Employment Agreement provides for an annual base salary of $100,000 and approximately $19,000 in long-term care insurance benefits.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits.

(d)         Exhibits.

10.1       Employment Agreement by and among First Citizens Bancshares, Inc., First Citizens National Bank and Katie S. Winchester, effective as of January 1, 2012

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST CITIZENS BANCSHARES, INC.

By: /s/ Laura Beth Butler
Laura Beth Butler
Executive Vice President & Chief Financial Officer

Date:  September 23, 2011

INDEX TO EXHIBITS

10.1      Employment Agreement by and among First Citizens Bancshares, Inc. First Citizens National Bank and Katie S. Winchester, effective as of January 1, 2012